                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                  PENNSYLVANIA PHYSICIAN HEALTHCARE PLAN, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                                [GRAPHIC OMITTED]


                                  May 13, 1998


Dear Class A Shareholder:

         On behalf of the Board of Directors, I am pleased to extend to you an invitation to attend the annual meeting of Class A shareholders of Pennsylvania Physician Healthcare Plan, Inc. to be held in Harrisburg, Pennsylvania on Saturday, June 13, 1998, beginning at 9:30 a.m.

         The notice of meeting and proxy statement which appear on the following pages contain information about matters which are to be considered at the meeting.

         In order to insure that your shares are voted at the meeting, please complete, date, sign and return the enclosed proxy in the enclosed postage prepaid envelope at your earliest convenience. Every shareholder's vote is important.

                                            Sincerely yours,


                                            /S/ Gary C. Brown
                                            -------------------------------
                                            Gary C. Brown, M.D., Chairman




================================================================================

                     PLEASE MAIL YOUR PROXY CARD IMMEDIATELY

A SHAREHOLDER MAY THINK HIS OR HER VOTE IS NOT IMPORTANT, BUT IT IS VITAL. BY LAW, THE ANNUAL MEETING OF SHAREHOLDERS WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF LESS THAN A QUORUM IS REPRESENTED. IN THAT EVENT, THE COMPANY WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM. CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE THE COMPANY TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD IMMEDIATELY. YOU AND ALL OTHER SHAREHOLDERS WILL BENEFIT FROM YOUR COOPERATION.
================================================================================

                  PENNSYLVANIA PHYSICIAN HEALTHCARE PLAN, INC.
                               651 EAST PARK DRIVE
                         HARRISBURG, PENNSYLVANIA 17111
                           ---------------------------

                NOTICE OF ANNUAL MEETING OF CLASS A SHAREHOLDERS
                            TO BE HELD JUNE 13, 1998
                           ---------------------------


         NOTICE IS HEREBY GIVEN that the annual meeting of Class A Shareholders of Pennsylvania Physician Healthcare Plan, Inc. (the "Company") will be held at the offices of the Pennsylvania Medical Society, 777 East Park Drive, Harrisburg, Pennsylvania on Saturday, June 13, 1998, at 9:30 a.m. for the following purposes:

               1.   To elect seven directors to serve for a term of three years;
                    and

               2. To consider and transact such other business as may properly come before the meeting.

         Only Class A Shareholders of record on April 30, 1998, are entitled to notice of and to vote at the annual meeting.

         THE BOARD OF DIRECTORS HOPES THAT YOU WILL FIND IT CONVENIENT TO ATTEND THE ANNUAL MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. RETURNING YOUR PROXY DOES NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE ANNUAL MEETING AND VOTE YOUR SHARES IN PERSON.

                                        By Order of the Board of Directors


                                        /S/ Wendy C. Bass
                                        ------------------------------------
                                        Wendy C. Bass, Secretary


May 13, 1998

                  PENNSYLVANIA PHYSICIAN HEALTHCARE PLAN, INC.
                               651 EAST PARK DRIVE
                         HARRISBURG, PENNSYLVANIA 17111
                           ---------------------------

                                 PROXY STATEMENT

                           ---------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 13, 1998

                                                    Approximate Date of Mailing:
                                                                    May 13, 1998


         This Proxy Statement is furnished by the Board of Directors (the "Board") of the Company for solicitation of proxies to be used at the annual meeting to be held on Saturday, June 13, 1998, at 9:30 a.m., at the offices of the Pennsylvania Medical Society, 777 East Park Drive, Harrisburg, Pennsylvania and at any adjournment thereof. If the enclosed proxy card is signed, dated and returned, the shares represented thereby will be voted as directed therein. Any proxy may be revoked at any time before it is exercised by the person giving it by written notice to the Secretary of the Company.

Securities Entitled to Vote

         Only Class A Shareholders of record on April 30, 1998, are entitled to notice of and to vote at the annual meeting. On that date, there were 4,087 shares of Class A voting common stock outstanding. Each share is entitled to one vote on each of the matters presented at the meeting, except that only holders of record who are practicing physicians (medical doctor or doctor of osteopathy), podiatrists or oral surgeons (or their qualified retirement plans) may vote (see "Definitions"), and each such holder is entitled to only one vote, regardless of the number of Class A Shares held. Voting is not cumulative.

         The holders of shares entitled to cast not less than one-third of the votes must be present in person or represented by proxy at the meeting in order to constitute a quorum for the transaction of business; all shares present in person or represented by proxy and entitled to vote are counted for quorum purposes. Directors are elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote. Approval of each other matter to be voted upon requires the affirmative vote of a majority of the votes of shares present in person or by proxy and entitled to vote on such matter. Abstentions will be counted solely for the purpose of determining whether a quorum is present.

Election of Directors

         The Board of Directors is divided into three classes of directors. The terms of the classes are staggered so that at each annual meeting Class A Shareholders elect the members of one of the three classes to three-year terms of office. Seven directors are to be elected at this annual meeting for three year terms expiring at the annual meeting in 2001 or until their successors are elected and qualified.

         All directors were first elected in March-July, 1995 (except Dr. Kroser, who was elected in July, 1996) and hold office for the terms indicated below, and until their successors are elected and shall have qualified. The Company's Bylaws state that only practicing Pennsylvania physicians, podiatrists or oral surgeons who are shareholders of the Company are eligible to serve as directors.

         Management has nominated for election as directors the nominees whose names appear below, all of whom are presently directors of the Company. Unless otherwise instructed by shareholders, the persons named in the enclosed form of proxy will vote all valid proxies received for the election of such nominees. Management believes that all nominees will be able to serve as directors, but if this should not be the case, the proxies will be voted for a substitute nominee or nominees to be designated by management.

         Certain information is given below for each nominee for director and for each director whose term of office either will continue after the Annual Meeting or will expire at the meeting.

                              Nominees For Director
                               Term to Expire 2001

Gay D. Dunne, M.D., 57
          of Bellefonte, Pennsylvania has conducted a medical practice in dermatology since 1976 and is a Board certified dermatologist. Dr. Dunne is a member of the Executive Committee of the Pennsylvania Academy of Dermatology and the Membership and Manpower Committees of the American Academy of Dermatology.

Leonard P. Harman, D.O., 54,
          of Huntingdon Valley, Pennsylvania has conducted a family medical practice in Philadelphia, Pennsylvania since 1974. He is Board certified in family practice by the American Osteopathic Board of General Practice. He is also a member of the Company's Executive Committee.

George R. Homa, D.O., 47,
         of North Wales, Pennsylvania has conducted a family medical practice in Bridgeport, Pennsylvania since 1979. He is Board certified in family practice by the American College of Osteopathic General Practitioners and a Clinical Instructor of General Practice at the Philadelphia College of Osteopathic Medicine.

Mark A. Piasio, M.D., 42,
         of DuBois, Pennsylvania has been an orthopaedic surgeon since 1989. He is a diplomate of the American Board of Orthopaedic Surgery and the National Board of Medical Examiners and is a fellow of the American Academy of Orthopaedic Surgery and the American College of Surgeons. He is President of the Clearfield County Medical Society. He is also a member of the Company's Executive Committee.

James G. Pitcavage, M.D., 64,
         of Edgeworth, Pennsylvania has conducted a medical practice in pediatrics since 1965. Dr. Pitcavage is on the Board of Trustees of VHS (a merger of Sewickley Valley Hospital and the Medical Center, Beaver) and Chairman of Children's Health Network (a physician-hospital organization involving Children's Hospital of Pittsburgh and community physicians). He is also Clinical Assistant Instructor in the Department of Pediatrics, University of Pittsburgh Medical School.

Robert S. Pyatt, Jr., M.D., 46,
         of Chambersburg, Pennsylvania has conducted a medical practice in radiology since 1982. Since January, 1993 he has served as President of Chambersburg Imaging Associates. Since January, 1996 he has also served as Acting Medical Director of Cumberland Valley Health Network, a physician-hospital organization. He is a Board certified radiologist and Fellow of the American College of Radiology. He has been Medical Director of the Radiology Department of Chambersburg Hospital since 1982, and is currently President-Elect of its Medical Staff. Dr. Pyatt is also Clinical Professor of Radiology at the George Washington University School of Medicine, Washington D.C.

Milton D. Soiferman, D.O., 55,
         of Wynnewood, Pennsylvania has conducted a family medical practice in Philadelphia, Pennsylvania since 1979. He is Board certified in family practice by the American Osteopathic Board of Family Practice. Dr. Soiferman is a Fellow of the American College of Legal Medicine and a diplomate of the American Academy of Pain Management. He is also a member of the Company's Executive Committee.

                         Directors Continuing in Office
                               Term to Expire 2000

Larry E. Goldstein, M.D., 50
          of Wynnewood, Pennsylvania has conducted a medical practice in urology in Philadelphia, Pennsylvania and Turnersville, New Jersey since 1978. Dr. Goldstein is a Board certified urologist and a Fellow of the American College of Surgeons. He is an instructor in urology at Thomas Jefferson University School of Medicine and serves on the Board of Directors of the Keystone Kidney Lithotripsy Center. Dr. Goldstein served as Secretary of the Company from March, 1995 to November, 1996. He is also a member of the Company's Executive Committee.

Frank H. Guinn, D.O., 61
          of Philadelphia, Pennsylvania has conducted an internal medicine practice since 1980. Dr. Guinn is Board certified in internal medicine by the American Association of Osteopathic Specialists. He is the Corporate Medical Director of the Green Acres System.

Richard J. Minehart, M.D., 47, Vice Chairman, of Lansdale, Pennsylvania has conducted a medical practice in general surgery since 1983. Dr. Minehart is presently the Chairman of the Medical executive committee and President of the Medical Staff at North Penn Hospital. Dr. Minehart served as Treasurer of the Company from March, 1995 to November, 1996. He is also a member of the Company's Executive Committee.

John J. Nevulis, M.D., 47
         of Gwynedd Valley, Pennsylvania has conducted a medical practice in orthopaedic surgery in the Philadelphia area since 1977. He is the managing partner of Norristown Orthopaedic Associates, Inc. He is also President of Pennsylvania Orthopaedic Network, an independent practice association of orthopaedists. He is a Board certified orthopaedic surgeon and Fellow of the American Academy of Orthopaedic Surgeons. Dr. Nevulis served as Executive Vice President of the Company from March, 1995 to November, 1996. He is also a member of the Company's Executive Committee.

Saad Sakkal, M.D., 51
         of Greenville, Pennsylvania has been the Medical Director of the Metabolic Care Center of Greenville since 1981 and of the Regional Diabetes Center in Greenville, Pennsylvania since 1991. He is Board certified in medicine, endocrinology and metabolism, and geriatric medicine. From 1993 until 1997, Dr. Sakkal was Secretary-Treasurer of Physicians Independent Practice Association of Mercer County.

Jay Anthony Townsend, M.D., 61
          of Carlisle, Pennsylvania has maintained a family practice in Newville, Pennsylvania since 1972. Dr. Townsend is President of Carlisle Healthcare Alternatives, Inc.

                         Directors Continuing in Office
                               Term to Expire 1999

Gary C. Brown, M.D., 48, Chairman,
          of Flourtown, Pennsylvania has conducted a medical practice in ophthalmology in the Philadelphia area since 1976. He is a Professor of Ophthalmology at Thomas Jefferson University School of Medicine. Dr. Brown is a Board certified ophthalmologist, the Director of the Retinal Vascular Unit at Wills Eye Hospital and an instructor at the American Academy of Ophthalmology. Dr. Brown served as President of the Company from March, 1995 to November, 1996. He is also a member of the Company's Executive Committee.

Darlene Ann M. Dunay, D.O., 40
         of Old Forge, Pennsylvania has maintained a solo general practice specializing in primary care since 1987. She is a diplomate of the National Board of Medical Examiners and is Board certified in family medical practice.

Edward W. Gerner, M.D., 57
         of Ardmore, Pennsylvania has conducted a medical practice in ophthalmology and neuro-ophthalmology in Philadelphia, Pennsylvania since 1976. He is a Clinical Associate Professor for the Departments of Ophthalmology and Neurology at Thomas Jefferson University School of Medicine and Board certified in neurology and ophthalmology. He is also a member of the Company's Executive Committee.

Lila Stein Kroser, M.D., 65,
          of Philadelphia, Pennsylvania has conducted a family medical practice since 1960. She is a Clinical Associate Professor of Family Medicine at Allegheny University of the Health Sciences MCP and Hahnemann University.

Alice McCormick, D.O., 51
         of Canadensis, Pennsylvania has conducted a medical practice in internal medicine in Greentown, Pennsylvania with Mercy Physician Network since July, 1995 and has been practicing medicine since 1980. She is a diplomate of the National Board of Examiners.

Herbert  C. Perlman, M.D., F.A.C.R., M.P.A., 61
         of Carlisle, Pennsylvania conducted a medical practice in radiology from 1973 to 1997. He is a Board certified diagnostic radiologist. He is a Clinical Associate Professor of Radiology at Thomas Jefferson University School of Medicine and, also, a Clinical Associate Professor of Radiology at the Hershey Medical Center, Pennsylvania State University. Dr. Perlman is a member of the Board of Trustees of Carlisle Hospital and Carlisle Hospital and Health Services. He is Chairman of the Board of Alliance for Health PrimeSource. He is also a member of the Company's Executive Committee.

Jay H. Shah, M.D., 53,
          of Richboro, Pennsylvania maintains a family medical practice. He is Board certified and also certified by the American Board of Quality Assurance and Utilization Review Physicians. Dr. Shah served as Vice President-Medical Affairs of the Company from April, 1995 to November, 1996.

                            Other Executive Officers

Richard A. Felice, 43, President and Chief Executive Officer, has been employed by the Company since September, 1996 and served as President and Chief Executive Officer of the Company since November, 1996. From July 1994 to September 1996 he was President of Doctors Health Plan, a Durham, North Carolina HMO. From 1993 to July 1994 he was Senior Vice President of Wellmark Healthcare Services, Inc., Wellesley, Massachusetts. From 1985 to 1993, he served as Sales Manager and Regional Vice President of U.S. Healthcare in Blue Bell, Pennsylvania and Waltham, Massachusetts.

T. Clark Phillip, 47, Treasurer and Chief Financial Officer, has been employed by the Company since September, 1996 and served as Treasurer, Chief Financial Officer and Assistant Secretary of the Company since November, 1996. From February 1995 until he assumed his present position he was Treasurer of Doctors Health Plan, Inc., a Durham, North Carolina HMO. From November 1986 until February 1995, he was Vice President, Finance of HMO Rhode Island, Inc.

Wendy C. Bass, 29, Secretary,
         has been Director of Health Plan Development for the Company's subsidiaries since September, 1996 and served as Secretary of the Company since November, 1996. From June 1994 until she assumed her present position she held managerial positions with Doctors Health Plan, a Durham, North Carolina HMO. From June 1993 to June 1994, she was an administrative resident with Coastal Healthcare Group, Inc. Prior thereto, she obtained a Masters of Health Administration from Medical College of Virginia.

         Dr. Brown has served as Chairman since March, 1995. Dr. Minehart has served as Vice Chairman since March, 1997. All other officers have served since November, 1996. Officers hold office until the election and qualification of their successors, or their earlier resignation or removal.

Security Ownership of Management and Certain Security Holders

         The following table lists certain information with respect to the Class A voting common stock and Class B non-voting common stock beneficially owned by each of the three highest paid persons who are current officers of the Company as of February 6, 1998, as well as the number of shares beneficially owned by all officers and directors as a group on such date. This information has been furnished by such persons.

Officers                               Class A Shares %       Class B Shares %
--------                               ----------------       ----------------

Richard A. Felice                               0                     0
651 East Park Drive
Harrisburg, PA 17111

T. Clark Phillip                                0                     0
651 East Park Drive
Harrisburg, PA 17111

Wendy C. Bass                                   0                     0
651 East Park Drive
Harrisburg, PA 17111

All directors and officers as a group          28(1)                 21(2)
-----------------
        (1) The percentage of Class A shares beneficially owned by any director or by all directors and officers as a group was less than 1%.

        (2) The percentage of Class B shares beneficially owned by any director or by all directors and officers as a group was less than 2%.

         To the knowledge of management, no person beneficially owns more than 10% of any class of the Company's securities. The Company has not granted any options, warrants or rights to purchase any of its securities. The directors of the Company may be regarded as the "parents" of the Company, as that term is defined under the Securities Act of 1933.

         The Board held three meetings during 1997. The following directors attended fewer than 75% of the aggregate of Board meetings and meetings held by all committees of the Board on which he or she served: Drs. Dunay, Dunne, Goldstein, Harman, Kroser, McCormick, Perlman, Pitcavage, Pyatt, Sakkal, Shah, Soiferman and Townsend.

         The Board does not have a compensation committee or a nominating committee. Drs. Goldstein, Minehart and Shah are members of the Audit Committee of the Board. The Audit Committee held one meeting in 1997. The Audit Committee was established to review the Company's accounting and financial reporting systems and internal financial controls. In addition, the Committee recommends to the Board the engagement of independent auditors and reviews the scope of their audit, their fees, the results of their engagement, and the extent of their non-audit services to the Company, if any.

Executive Compensation

         The following table shows the aggregate annual remuneration from the Company and its subsidiaries of each of the three highest paid persons who were officers or directors of the Company during 1997, and for all officers and directors as a group. Each officer commenced employment in September, 1996.

                  Name and Principal                               Aggregate
                      Position                                    Remuneration
        -------------------------------                           ------------

         Richard A. Felice, President                              $251,079

         T. Clark Phillip, Treasurer                               $122,292

         Wendy C. Bass, Secretary                                  $ 66,144

         All officers and directors as a group                     $439,515(3)

         Mr. Felice is employed under an agreement dated as of September 3, 1996, as amended as of September 2, 1997 (the "Agreement"), at an annual salary of $235,000. After the initial contract term of one (1) year, the Agreement automatically renews for additional periods of one year, unless terminated by either party at least 60 days prior to the end of the then current term. The Agreement provides for reimbursement of moving expenses and an annual bonus of up to 20% of base compensation, based on mutually agreed performance criteria. Mr. Felice is entitled to one year's compensation if the Company fails to renew the Agreement during the first five
-----------------
       (3) In addition, directors are reimbursed for reasonable travel expenses to Board and committee meetings.

years. In the event the Company is restructured so that Mr. Felice is no longer Chief Executive Officer, or if he declines to accept the position offered following such a restructuring or reorganization, he has the right to terminate the Agreement and receive a severance payment of $400,000. Under the Agreement he will not, for a period of one year after termination, regardless of the cause of termination, engage in any conduct which is competitive with the Company in any geographic area in which the Company is then doing business, is licensed, or has a license application pending.

Financial Statements

         For certain information concerning the Company, see the financial statements and report of Deloitte & Touche, LLP, independent auditors, included in the Annual Report accompanying this proxy statement. Such report is not incorporated in this proxy statement and is not deemed to be a part of the proxy soliciting material. Representatives of Deloitte & Touche, LLP are not expected to be present at the meeting. The Company has not selected a principal accountant for 1998.

Cost of Solicitation

         The cost of solicitation of proxies from shareholders will be borne by the Company. In addition to the use of mails, proxies may be solicited by telephone by officers, directors and employees of the Company who will not be specially compensated for such services.

Other Matters

         The Board of Directors is not aware of any matters not set forth herein which may come before the meeting. If, however, any such matter properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

Deadline for Filing Shareholder Proposals for 1999 Annual Meeting.

         The date by which proposals of shareholders intended to be presented at the 1999 Annual Meeting must be received by the Company for inclusion in the Company's 1999 Proxy Statement and Proxy relating to that meeting is January 13, 1999.

                                   EXHIBIT "A"

                                   Definitions

         As used in the Proxy Statement, the following terms shall have the definitions indicated.

                  "Oral surgeon" shall mean a dentist who is Board certified or eligible for Board certification by the American Board of Oral and Maxillofacial Surgery.

                  "Qualified retirement plan" shall mean a retirement plan in which a practicing physician (medical doctor or doctor of osteopathy), podiatrist or oral surgeon either (a) "self directs" the investments in the Plan; or (b) is a trustee of the Plan, and all other trustees are also practicing physicians, podiatrists or oral surgeons, and the Plan holds Class A shares equal to the number of trustees.

--------------------------------------------------------------------------------

                                      PROXY

                  PENNSYLVANIA PHYSICIAN HEALTHCARE PLAN, INC.

             This Proxy is Being Solicited By The Board Of Directors
              Annual Meeting of Class A Shareholders, June 13, 1998

         The undersigned hereby appoints Gary C. Brown and Edward W. Gerner, and each of them, Proxies for the undersigned with power of substitution, to vote as designated below all the shares of the undersigned at the Annual Meeting of Class A Shareholders of Pennsylvania Physician Healthcare Plan, Inc. to be held at 777 East Park Drive, Harrisburg, Pennsylvania on June 13, 1998, at 9:30 a.m., or any adjournment thereof, all as more fully described in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged.

1. Election Of The Following Nominees to serve as Directors until the 2001 annual meeting:

        Gay D. Dunne, Leonard P. Harman, George R. Homa, Mark A. Piasio, James G. Pitcavage, Robert S. Pyatt, Jr., and Milton D. Soiferman

[ ] FOR ALL NOMINEES     [ ]  WITHHOLD AUTHORITY    [ ] FOR ALL NOMINEES
                              TO VOTE FOR ALL           EXCEPT AS INDICATED
                              NOMINEES                  BELOW

                                                     ________________________

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                             (Please see other side)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         Receipt of the Annual Report of the Company for the year 1997 is hereby acknowledged.

         The undersigned revokes all proxies heretofore given with respect to said meeting and approves all that the Proxies or their substitutes shall do by virtue hereof.

         This Proxy, when properly executed, will be voted as directed herein, but if no direction is given, this Proxy will be voted FOR All Nominees.

         The undersigned, intending that the Company will rely thereon, certifies that the undersigned is a Pennsylvania practicing physician (medical doctor or doctor of osteopathy), podiatrist or oral surgeon, or a Qualified Retirement Plan, and is voting only one Class A Share.


                                        Dated:____________________________, 1998


                                        ________________________________________
                                                 Class A Shareholder

                                        (Please sign exactly as your name
                                        appears hereon. Executors,
                                        administrators or trustees should so
                                        indicate when signing.)

                PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY
--------------------------------------------------------------------------------